UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 13, 2019
Date of Report (date of earliest event reported)
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WORKIVA INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-36773 (Commission File Number)	47-2509828 (I.R.S. Employer Identification Number)
2900 University Blvd Ames, IA 50010 (888) 275-3125
(Address of principal executive offices and zip code)
(888) 275-3125
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.001	WK	New York Stock Exchange

Item 1.01. Entry into a Material Definitive Agreement
On August 13, 2019, Workiva Inc. (the "Company", "we", "us") entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several initial purchasers named therein (collectively, the “Initial Purchasers”), to issue and sell $300 million in aggregate principal amount of 1.125% Convertible Senior Notes due 2026 (the “Notes”), with an option granted to the Initial Purchasers to purchase an additional $45 million in aggregate principal amount of Notes on the same terms and conditions, in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).
The Purchase Agreement includes customary representations, warranties and covenants by the Company and customary closing conditions. Under the terms of the Purchase Agreement, we have agreed to indemnify the Initial Purchasers against certain liabilities.
After deducting the Initial Purchasers' discounts and commissions and estimated offering expenses, we expect to receive net proceeds from the Notes offering of approximately $292.1 million, or approximately $336.0 million if the Initial Purchasers exercise in full their option to purchase additional Notes.
The description of the Purchase Agreement contained herein is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.
On August 13, 2019, we entered into a Pay-Off Letter Agreement with Silicon Valley Bank ("SVB"), pursuant to which we paid to SVB $7,952.50, representing all amounts due and owing under the Loan and Security Agreement (the "Loan Agreement"), dated as of August 22, 2014, by and between the Company and SVB, in exchange for, among other things, (i) full discharge of all our obligations under the Loan Agreement; and (ii) release of security interests and other liens granted to or held by SVB as a security for our obligations.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The Notes were issued pursuant to an Indenture entered into on August 16, 2019 (the "Indenture"), between the Company and U.S. Bank National Association, as trustee (“Trustee”).
The Notes will mature on August 15, 2026, unless earlier converted, redeemed or repurchased. The Notes will bear interest from August 16, 2019 at a rate of 1.125% per year payable semiannually in arrears on February 15 and August 15 of each year, beginning on February 15, 2020. The Notes are senior unsecured obligations of the Company.
The conversion rate for the Notes will initially be 12.4756 shares of our Class A common stock, par value $0.001 per share (the “Common Stock”), per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $80.16 per share of Common Stock. The initial conversion price of the Notes represents a premium of approximately 42.5% over the $56.25 per share public offering price in the concurrent Equity Offering (as defined below). The conversion rate is subject to adjustment under certain circumstances in accordance with the terms of the Indenture.
Following certain corporate events that occur prior to the maturity date or if we deliver a notice of redemption, we will, in certain circumstances, increase the conversion rate for a holder who elects to convert its Notes in connection with such a corporate event or notice of redemption, as the case may be. Holders may convert their Notes at their option at any time prior to the business day immediately preceding May 15, 2026 only upon the satisfaction of certain conditions and during certain periods. On or after May 15, 2026 until the close of business on the business day immediately preceding the maturity date, holders may convert their Notes at any time. Upon conversion, we will pay or deliver, as the case may be, cash, shares of our Common Stock or a combination of cash and shares of our Common Stock, at our election.
We may redeem for cash all or any portion of the Notes, at our option, on or after August 21, 2023 if the last reported sale price of our Common Stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.
If the Company undergoes a fundamental change, holders may require us to repurchase for cash all or any portion of their Notes at a fundamental change repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date or, in certain circumstances, at a make-whole price.
The Indenture includes customary terms and covenants and sets forth certain events of default after which the Notes may be declared immediately due and payable.
The descriptions of the Indenture and the Notes contained herein are qualified in their entirety by reference to the text of the Indenture and the Form of 1.125% Convertible Senior Notes due 2026, which are attached as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.
We offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act. The Notes and the shares of Common Stock issuable upon conversion of the Notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
To the extent that any shares of Common Stock are issued upon conversion of the Notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof, because no commission or other remuneration is expected to be paid in connection with conversion of the Notes and any resulting issuance of shares of Common Stock.

Item 7.01. Regulation FD.
On August 13, 2019, Martin Vanderploeg, President, Chief Executive Officer and a member of the Company's Board of Directors, and Jeffrey Trom, Executive Vice President and Chief Technology Officer, terminated written trading plans entered into in August 2018 in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.

Item 8.01. Other Events.
On August 13, 2019, we entered into an underwriting agreement (the “Underwriting Agreement”) with Goldman Sachs & Co. LLC (the “Underwriter”) and certain selling stockholders named therein (the “Selling Stockholders”), relating to the public offering (the “Equity Offering”) by the Selling Stockholders of 1,287,038 shares of our Common Stock (the “Firm Shares”), with a 30-day option granted to the Underwriter to purchase up to an additional 193,000 shares of our Common Stock (the "Additional Shares", and together with the Firm Shares, the “Shares”).
The Firm Shares have been offered and sold, and if the Underwriter exercises its option to purchase the Additional Shares, the Additional shares will be offered and sold, pursuant to an automatically effective shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2019 (File No. 333-233222). A prospectus supplement relating to the Equity Offering has been filed with the SEC. The closing of the Equity Offering took place on August 16, 2019.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.
The legal opinion, including the related consent, of Drinker Biddle & Reath LLP relating to the legality of the Shares being sold is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.
On August 12, 2019, we issued a press release announcing the Notes offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
On August 13, 2019, we issued a press release announcing the pricing of the Notes offering. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits
(d): The following exhibits are being filed herewith:

Exhibit Number	Description

1.1	Underwriting Agreement, dated August 13, 2019, by and among Workiva Inc., Goldman Sachs & Co. LLC, and the selling stockholders named therein

4.1	Indenture, dated August 16, 2019, between Workiva Inc. and U.S. Bank National Association

4.2	Form of 1.125% Convertible Senior Note due 2026 (included in Exhibit 4.1)

5.1	Opinion of Drinker Biddle & Reath LLP

10.1	Purchase Agreement, dated August 13, 2019, by and among Workiva Inc., Goldman Sachs & Co. LLC and SunTrust Robinson Humphrey, Inc., as representatives of the several initial purchasers named therein.

23.1	Consent of Drinker Biddle & Reath LLP (included in Exhibit 5.1)

99.1	Press Release, dated August 12, 2019, issued by the Company

99.2	Press Release, dated August 13, 2019, issued by the Company

101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of August, 2019.

WORKIVA INC.

By:	/s/ J. Stuart Miller
Name:	J. Stuart Miller
Title:	Executive Vice President and Chief Financial Officer